                                                                 EXHIBIT 10.11



                                                               Execution Copy


                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT


This LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of December 27, 1996 (this AGREEMENT), between CONTINENTAL NATURAL GAS, INC., an Oklahoma corporation (the COMPANY), and CHRISTIANIA BANK, a bank organized under the laws of Norway, acting through its New York Branch (the BANK).

                                  WITNESSETH:

         WHEREA, the Company intends from time to time to request the Bank to issue irrevocable letters of credit in substantially the form of Exhibit A hereto or in such other form as is acceptable to the Bank (such letters of credit and any letters of credit issued in exchange or substitution therefor or in renewal thereof being herein called the LETTERS OF CREDIT) for the benefit of beneficiaries designated by the Company (each a BENEFICIARY and collectively the BENEFICIARIES);

         NOW, THEREFORE, in consideration of the premises, and in order to induce the Bank to issue the Letters of Credit, the parties hereto agree as follows:

         1.      DEFINITIONS.

         As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following terms shall have the following meanings:

                          BASE RATE means a fluctuating interest rate per annum
                 as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest established by the Bank, in New York, New York, from time to time, as the Bank's prime rate.

                          BUSINESS DAY means any day of the year other than a
                 Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or required by law or executive order to close.

                          CERTIFICATE OF ISSUANCE has the meaning assigned to
                 that term in Section 2.2.

                          COLLATERAL has the meaning assigned to that term in
                 Section 3.2.

                          COLLATERAL ACCOUNT has the meaning assigned to that
                 term in Section 3.1.
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                          CREDIT LIMIT has the meaning assigned to that term in
                 Section 2.1.

                          DATE OF ISSUANCE means, with respect to any Letter of
                 Credit, the date on which such Letter of Credit is issued by the Bank.

                          DEBT means, with respect to any Person, without
                 duplication, (i) indebtedness of such Person for money borrowed (including, without limitation, indebtedness evidenced by notes, bonds, debentures or other similar instruments and reimbursement obligations which are not contingent of such Person and including revenue as well as general obligations), (ii) obligations of such Person to pay the deferred purchase price of property or services which purchase price is due twelve months or more from the date of incurrence of the obligation in respect thereof, (iii) rentals payable by such Person under any lease of real or personal property which shall have been, under generally accepted accounting principles classified as a capital lease, and (iv) all Debt of others Guaranteed by such Person, (v) all payment obligations of such Person arising under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar arrangement and under any foreign exchange contract, currency swap agreement, foreign exchange futures contract, foreign exchange option contract, synthetic cap or other similar agreement; provided that it is understood that Debt does not include contingent obligations of such Person to reimburse any other Person in respect of surety bonds or letters of credit to the extent that such surety bonds or letters of credit support Debt of such Person.

                          DEFAULT means the occurrence of any of the events set
                 forth in Section 7.1 which after the giving of notice, the passage of time, or both, would become an Event of Default.

                          EVENT OF DEFAULT has the meaning assigned to that
                 term in Section 7.1.

                          EXPIRATION DATE means, with respect to a Letter of
                 Credit as of any time, the date on which the Letter of Credit is stated to expire, taking into account any extensions thereof.

                          GUARANTEE means any obligation, contingent or
                 otherwise, of a Person directly or indirectly guaranteeing any Debt or other obligation of any other Person, and without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to



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
                 take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a corresponding meaning.

                          OBLIGATIONS has the meaning assigned to that term in
Section 3.2.

                          PERSON means an individual or a corporation,
                 partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

                          STATED AMOUNT means, with respect to a Letter of
                 Credit as of any time, the amount available to be drawn thereunder at such time.

         2.      TERMS OF THE LETTERS OF CREDIT.

         2.1. THE LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Bank agrees to issue one or more Letters of Credit from time to time, at any time during the period from the date hereof to and including December 31, 1996, upon the request and authorization of the Company, in an aggregate Stated Amount outstanding at any time not to exceed $20,633,100 (the CREDIT LIMIT). Within such limit, the Company may request the issuance of Letters of Credit, cause outstanding Letters of Credit to be terminated and request the issuance of additional Letters of Credit under this Section 2.

         2.2.    PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.

                 (a) The Company shall give the Bank written notice of its request for the issuance of a Letter of Credit, in substantially the form of Exhibit B hereto (a CERTIFICATE OF ISSUANCE), as soon as practicable in advance, specifying the Business Day on which the issuance of such Letter of Credit is requested to be made. If the conditions precedent to the issuance of such Letter of Credit have been met on the requested Date of Issuance of such Letter of Credit, the Bank will issue the Letter of Credit on such date.

                 (b) Each such Letter of Credit shall name such person as Beneficiary, shall have such conditions of drawing, and shall have an Expiration Date and a Stated Amount as shall be designated by the Company in the related Certificate of Issuance.

                 (c) Each Letter of Credit shall have an Expiration Date no later than December 30, 1997.





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                 (d)      Each Letter of Credit may specify that it is subject
         to reinstatement as provided in Section 2.9.

                 (e) Prior to the issuance of the Letter of Credit, the Company shall have delivered to the Bank an amount in immediately available funds equal to the Stated Amount of the Letter of Credit for deposit into the Collateral Account as provided in Section 3.1.

         2.3. LETTER OF CREDIT FEES. The Company agrees to pay to the Bank, as consideration for the issuance of a Letter of Credit, a letter of credit fee, payable quarterly in arrears on the last day of each calendar quarter, commencing on the first such date after the Date of Issuance thereof, equal to one and one-half percent (1-1/2%) per annum of the Stated Amount thereof. In addition, the Company agrees to pay an issuance fee of $50 for each Letter of Credit due on the Date of Issuance of such Letter of Credit.

         2.4. REIMBURSEMENT. (a) The Company hereby agrees to pay, or to cause to be paid, to the Bank (i) on each date on which the Bank notifies the Company by telecopier that it has honored any demand for payment under any Letter of Credit a sum equal to the amount so paid under the Letter of Credit, plus (ii) interest on the amount referred to in clause (i) above from and including the date such amount is paid by the Bank until payment in full at a fluctuating rate per annum equal to the Base Rate in effect from time to time plus one and one-half percent (1-1/2%), but in no event at a rate per annum greater than the maximum rate permitted by applicable law. If a drawing is repaid at or prior to 3:00 P.M., New York time, on the same day on which it is made, no interest shall be payable on such drawing.

         (b) To the extent that amounts are available in the Collateral Account, the Bank shall, without prior notice to the Company, automatically apply such available amounts to the payment of the Company's reimbursement obligations under Section 2.4(a) on the same date as any drawing giving rise to such reimbursement obligation, and no interest shall accrue on such drawing amount to the extent such amounts are available. Promptly after any drawing on a Letter of Credit, the Bank shall notify the Company of the amount of such drawing and the amount applied to its reimbursement from the Collateral Account.

         2.5. INTEREST ON OVERDUE AMOUNTS. Any amount due hereunder other than under Section 2.4 (whether fees, commissions or expenses) which is not paid when due shall bear interest, payable on demand, from the date the same becomes due until such amount is paid in full at a fluctuating rate per annum equal to the Base Rate in effect from time to time plus one and one-half percent (1-1/2%), but in no event at a rate per annum greater than the maximum rate permitted by applicable law.

         2.6. PAYMENTS AND COMPUTATIONS. The Company shall make or cause to be made each payment hereunder not later than 3:00 P.M., New York time, on the day when due, in





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lawful money of the United States of America, in immediately available funds, to the Bank at its address referred to in Section 8.1. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day). Except as otherwise provided in this Agreement, the Bank shall send the Company statements of all amounts due hereunder for interest, principal, and fees, which statements shall be considered correct and conclusively binding on the Company unless the Company notifies the Bank to the contrary within thirty
(30) days of its receipt of any statement which it deems to be incorrect.

         2.7. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and if so made, shall be deemed to have been made when due), and such extension of time shall in such case be included in the computation of payment of interest due hereunder.

         2.8. BOOK ENTRIES. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company resulting from drawings on the Letters of Credit made from time to time and the amounts of principal and interest payable and paid from time to time under this Agreement in respect of such drawings. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the obligations of the Company therein recorded.

         2.9. REDUCTIONS AND REINSTATEMENTS OF LETTERS OF CREDIT. Each drawing honored by the Bank under any Letter of Credit shall automatically reduce pro tanto the amount available to be drawn under such Letter of Credit; provided, however, that if the Certificate of Issuance relating to any Letter of Credit so specifies, then the amount available to be drawn under a specified drawing under the Letter of Credit shall be automatically reinstated from time to time upon, and to the extent of, any amounts drawn by the Beneficiary and paid by the Bank under such specified drawing under the Letter of Credit. Upon the delivery of a reduction notice to the Bank by the Beneficiary of a Letter of Credit, in form and substance satisfactory to the Bank together with evidence satisfactory to the Bank as to the due authorization, execution and delivery of such notice, the Bank shall reduce the Stated Amount of the Letter of Credit by the amount specified in such notice by an appropriate amendment to the Letter of Credit delivered to the Beneficiary and shall, upon confirmation of acceptance of such amendment by the Beneficiary, pay to the Company or upon its order out of the Collateral Account an amount equal to such reduction in the Stated Amount.

         2.10. OBLIGATIONS ABSOLUTE. The Obligations of the Company under this Agreement shall be unconditional and irrevocable, and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:





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                 (a)      any lack of validity or enforceability of any Letter
         of Credit or this Agreement against the Bank;

                 (b) any amendment or waiver of, or any consent to departure from, all or any of this Agreement;

                 (c) the existence of any claim, set-off, defense or other right which the Company may have at any time against any Beneficiary of the Letters of Credit (or any persons for whom any Beneficiary may be acting), the Bank or any other person, whether in connection with this Agreement, the transactions contemplated herein or therein or any unrelated transaction;

                 (d) any certificate, statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the Bank under any Letter of Credit against presentation of any such certificate, statement or document shall not have constituted gross negligence or willful misconduct of the Bank;

                 (e) any non-application or misapplication by any Beneficiary of the proceeds of any drawing under any Letter of Credit;

                 (f) payment by the Bank under any Letter of Credit against presentation of a draft or a certificate which does not comply with the terms of the Letter of Credit, provided that such payment by the Bank shall not have constituted negligence or willful misconduct of the Bank; and

                 (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstance or happening shall not have been caused by gross negligence or willful misconduct of the Bank.

         3.      The Collateral Account.

         3.1. MAINTAINING THE COLLATERAL ACCOUNT. So long as any Obligation shall remain unpaid:

                 (a) The Company will maintain an interest-bearing blocked deposit account (the COLLATERAL ACCOUNT) with the Bank. On or prior to the Date of Issuance of any Letter of Credit, the Borrower shall make a deposit in the Collateral Account in an amount equal to the Stated Amount of the Letter of Credit.

                 (b) Except as otherwise provided in the next paragraph and in Section 3.3(a), no amount (including interest on the Collateral Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Company





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         or any other person or entity from the Collateral Account; provided, however, that the Bank shall, and is hereby authorized to, apply funds in the Collateral Account to the payment of due and unpaid Obligations, and shall promptly notify the Company in writing of any such application.

                 (c) Upon any reduction in the Stated Amount of any Letter of Credit other than a reduction due to an unreimbursed drawing on the Letter of Credit, the Bank, upon the written request of the Company, shall pay to or upon the order of the Company out of the Collateral Account an amount equal to such reduction.

                 (d) The Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority as may now or hereafter be in effect.

         3.2. PLEDGE AND ASSIGNMENT. The Company hereby pledges and assigns to the Bank, and grants to the Bank a security interest in, the following collateral (the COLLATERAL):

                 (a)      the Collateral Account and all funds held therein;

                 (b) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Bank for or on behalf of the Company in substitution for or in addition to any or all of the then existing Collateral;

                 (c) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

                 (d)      all proceeds of any and all of the foregoing
         Collateral.

This Agreement secures the payment of all reimbursement obligations of the Company now or hereafter existing under this Agreement in respect of drawings under the Letters of Credit and any replacements thereof (including the principal amount of unpaid drawings and accrued interest thereon) (all such obligations of the Company being the OBLIGATIONS).

         3.3. INTEREST ON THE COLLATERAL ACCOUNT. (a) All moneys on deposit from time to time in the Collateral Account shall bear interest during each Interest Period from and including the first day thereof to but excluding the last day thereof at a rate per annum equal to the London Interbank Bid Rate for such Interest Period. For purposes of this Section 3.3, the term LONDON INTERBANK BID RATE shall mean, for each Interest Period, the average bid rate, as determined by the Bank, by major banks in London, England for deposits in U.S. dollars for a period equal to such Interest Period as of 11:00 a.m. New York time on the first day of such Interest Period. INTEREST PERIOD means each successive period of one month (or





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
such other period as may be agreed to by the Company and the Bank), with the first Interest Period commencing on the date of initial deposit in the Collateral Account, and each Interest Period thereafter commencing on the last day of the then-expiring Interest Period; provided that (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month. All interest on the moneys in the Collateral Account shall be payable on the last day of each Interest Period, shall be paid by the Bank to or upon the order of the Company.

         (b) If any amount on deposit in the Collateral Account is withdrawn therefrom on any day other than the last day of an Interest Period, the Bank shall reduce the interest payable by it for such Interest Period by an amount equal to the cost to it of obtaining funds equal to the amount of such withdrawal for the period from the date of such withdrawal to the last day of such Interest Period, provided that the Bank shall have delivered to the Company a certificate setting forth in reasonable detail the amount of such cost, which certificate shall be conclusive in the absence of manifest error.

         3.4. TRANSFERS AND OTHER LIENS. Neither the Bank nor the Company will (i) sell, assign (by operation of law or otherwise), or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

         3.5. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Agreement. Upon the termination of the Letters of Credit and all replacements thereof, the Bank shall, at the written direction of the Company, promptly pay over to the Company all amounts remaining in the Collateral Account and deliver all other Collateral to the Company; provided, however, that the Bank shall retain an amount of Collateral equal in value to any remaining unpaid Obligations. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the expiration or termination of the Letters of Credit and all replacements thereof, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Bank will, at the Company's expense, return to the Company such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

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         4.      CONDITIONS PRECEDENT.

         4.1. CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTERS OF CREDIT. The obligation of the Bank to issue the Letters of Credit is subject to the condition precedent that the Bank shall have received, on or before the Date of Issuance of the initial Letter of Credit, the following, each in form and substance satisfactory to the Bank:

                 (a) A copy of the articles of incorporation of the Company, certified as of a recent date by the Secretary of State of Oklahoma.

                 (b) A good standing certificate for the Company, issued as of a current date by the Secretary of State of Oklahoma.

                 (c) A certificate of the associate general counsel and assistant secretary of the Company certifying (i) that attached thereto is a true and complete copy of the bylaws of the Company as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, Certificates of Issuance and the other documents to be delivered by the Company in connection herewith and therewith, and (iii) as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement.

                 (d) A Certificate of Issuance for the initial Letter of Credit containing the information specified in Section 2.2 and duly executed by an authorized officer of the Company.

         5.      REPRESENTATIONS AND WARRANTIES.

         5.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as follows:

                 (a) Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma and is duly qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business conducted by the Company makes such qualification necessary and where the failure to so qualify would have a material adverse effect on its business or properties, has all necessary power and authority (corporate and other) to own its properties, to conduct its business as presently conducted or proposed to be conducted and to execute, deliver and perform this Agreement.

                 (b) Due Authorization; No Violation. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any law or any regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to the Company, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of the Company pursuant to the terms of, the Company's articles of incorporation or by-laws, or any mortgage, indenture, agreement or instrument to which the Company is a party or by which it or any of its properties is bound.

                 (c) Consents. All authorizations, consents and approvals of, notices to, registrations or filings with, or other actions in respect of or by, any court or any governmental body, agency or other instrumentality required in connection with the execution, delivery and performance by the Company of this Agreement have been duly obtained, given or taken and are in full force and effect.

                 (d) Enforceability. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery of this Agreement by the Bank) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                 (e) Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any governmental authority pending or, to the best of the Company's knowledge, threatened against or affecting the Company (and to the best of the Company's knowledge, there is no basis therefor) wherein an unfavorable decision, ruling or finding is probable and would (a) materially adversely affect the transactions contemplated by this Agreement or (b) affect the validity or enforceability of this Agreement or any agreement or instrument to which the Company is a party used or contemplated for use in connection with the transactions contemplated by this Agreement.

                 (f) Financial Information. The balance sheet of the Company, as of October 31, 1996, a copy of which has been delivered to the Bank, fairly presents, in conformity with generally accepted accounting principles, the financial position of the Company as of such date and its results of operations, cash flows, changes in financial position and changes in stockholders' equity for such fiscal year.

                 (g) No Adverse Change. Since October 31, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Company.

                 (h) Violations of Law. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, including any filing requirement in respect thereof, except for violations which, individually or in the aggregate, do not and will not have material adverse effect on the assets, operations, prospects or condition, financial or otherwise, of the Company.

                 (i) Governmental Authorizations to Conduct Business. The Company possesses all permits and other governmental authorizations that are material to the conduct of its business. Such licenses, permits and other governmental authorizations are valid and sufficient for the business presently carried on by the Company, and neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity thereof or require consent with respect thereto, and, to the best of the knowledge of the Company, there is no threat of suspension or cancellation of any such license, permit or governmental authorization.

                 (j) No Defaults. The Company is not in default under its articles of incorporation or bylaws or any law or any regulation, order, writ, injunction or decree of any court or any governmental body, agency or other instrumentality applicable to the Company. No event has occurred and is continuing, or would result from the issuance of the Letters of Credit, which constitutes a Default or an Event of Default.

                 (k) Pledge of Collateral The Company is the legal and beneficial owner of the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement, and the pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

         6.      COVENANTS.

         6.1. AFFIRMATIVE COVENANTS. So long as a drawing is available under any Letter of Credit or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will, unless the Bank shall otherwise consent in writing, comply with the following affirmative covenants:

                 (a) Maintenance of Corporate Existence. The Company will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business and which are material to the Company.

                 (b) Compliance with Laws. The Company will comply with all applicable laws and all applicable rules, regulations and orders of any court or any governmental body, agency or other instrumentality, non-compliance with which would have a material adverse effect on its business, financial condition or results of operations or would materially adversely affect the Company's ability to perform its obligations under this Agreement.

                 (c) Payment of Taxes. The Company will promptly pay and discharge all taxes, assessments and governmental charges and levies upon it or upon any of its income, profits or property; provided, however, that the Company shall not be required to pay any tax, assessment, charge or levy (i) the payment of which is being contested in good faith by appropriate proceedings and (ii) as to which the Company shall have set aside on its books reserves for such tax, assessment, charge or levy as are determined to be adequate by the application of generally accepted accounting principles consistently applied.

                 (d) Property, Books and Records. The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and accounts in which proper entries shall be made of all dealings and transactions in relation to its business and activities.

                 (e) Reporting Requirements. The Company will furnish to the Bank:

                          (i) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of the Company, the balance sheet of the Company as at the end of such fiscal quarter and the related statements of income and cash flows for such fiscal quarter, which shall set forth in each case in comparative form the figures for the corresponding quarter for the previous year, certified by the chief financial officer of the Company to have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that applied to the preparation of the Company's annual financial statements;

                          (ii) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of the Company, the balance sheet of the Company as at the end of such fiscal year and the related statements of income and cash flows for such fiscal year, which shall set forth in each case in comparative form the figures for the previous fiscal year, reported on by independent public accountants of nationally recognized standing satisfactory to the Bank (which report shall not be qualified as to the scope of the audit or as a result of non-conformity with generally accepted accounting principles or auditing standards);

                          (iii) Events of Default. As soon as possible and in any event within ten (10) days after the occurrence and continuance of any Default or Event of Default, a statement setting forth details of such default and the action which the Company proposes to take with respect thereto; the financial statements delivered by the Company immediately following the end of each calendar quarter and of each fiscal year shall be accompanied by the certification of the Company's Vice President of Finance and Treasurer that, to the best of his knowledge after diligent investigation, no Default or Event of Default exists under any provision of this Agreement or setting forth the details of any such Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto; and

                          (iv) Bankruptcy Proceedings. Immediately, notice of the commencement of any proceedings by or against the Company under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official is sought to be appointed for the Company.

                 (f) Further Assurances. The Company shall execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the request of the Bank all such instruments and documents as in the opinion of the Bank are reasonably necessary to carry out the intent and purpose of this Agreement.

         6.2. NEGATIVE COVENANTS. So long as a drawing is available under any Letter of Credit or the Company shall have any obligation to pay any amount to the Bank hereunder, the Company will, unless the Bank shall otherwise consent in writing, comply with the following negative covenants:

                 (a) Consolidations and Mergers. The Company will not consolidate or merge with or into any other person unless (i) the Company is the corporation surviving such consolidation or merger, or the corporation surviving such consolidation or merger, if not the Company, assumes the obligations of the Company hereunder in a writing acceptable to the Bank and (ii) in each case, after giving effect thereto, no Default shall have occurred and be continuing.

                 (b) Untrue Statements or Omissions. The Company will not willfully furnish or cause to be furnished to the Bank any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

         7.      EVENTS OF DEFAULT; REMEDIES.

         7.1. EVENTS OF DEFAULT. It shall be deemed an EVENT OF DEFAULT if any of the following events shall occur and be continuing:

                 (a) The amount of any reimbursement obligation payable under Section 2.4 shall not be paid within one day after the same shall be due or any other amount payable under this Agreement shall not be paid within five days after the same shall be due; or

                 (b) Any material representation or warranty made or deemed to have been made by the Company under or in connection with this Agreement or any document, instrument or certificate delivered in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed to have been made; or

                 (c) The Company shall fail to perform or observe any term, covenant or agreement applicable to it contained in this Agreement (other than as elsewhere specifically addressed in this Section 7.1), and any such failure shall remain unremedied for 30 days after written notice shall have been given to the Company by the Bank; or

                 (d) The Company shall fail to pay any Debt of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                 (e) The Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally, as and when due, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                 (f) An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Company under the Federal bankruptcy laws as now or hereafter in effect; or

         7.2. REMEDIES. If an Event of Default shall have occurred then, and in any such event at any time thereafter if such Event of Default is continuing, the Bank may, in its discretion, do any one or more of the following:

                 (a) The Bank may, without notice to the Company except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral Account against the Obligations or any part thereof then due.

                 (b) The Bank may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                 (c) Any cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Bank, be held by the Bank as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Bank pursuant to Section 8.3 or 8.5) in whole or in part by the Bank against, all or any part of the Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of all the Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus.

                 (d) The Bank may exercise any or all other rights and remedies existing at law or in equity or by statute (including, without limitation, the right to proceed by appropriate court action, either at law or in equity, to enforce performance by the Company of the applicable representations and warranties and covenants of this Agreement or to recover damages for the breach thereof).

         7.3. RIGHTS AND REMEDIES CUMULATIVE; WAIVERS. The Bank's rights and remedies under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Bank may have. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or impair any remedy, right or power consequent thereon.

         7.4. BANK APPOINTED ATTORNEY-IN-FACT. The Company hereby appoints the Bank the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Bank's discretion, but only following and during the continuance of an Event of Default, to take any action and to execute any instrument which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The power of attorney hereby granted is coupled with an interest and shall be irrevocable until all Obligations have been satisfied.

         8.      Miscellaneous.

         8.1. NOTICES. Any notices or consents required or permitted by this Agreement shall be in writing and shall be deemed delivered if delivered in person or if sent by registered mail, postage prepaid, return receipt requested, or facsimile transmitter, as follows, unless such address is changed by written notice hereunder:

         (A)     If to the Borrower:

                 Continental Natural Gas, Inc.
                 1412 South Boston Avenue, Suite 500
                 Tulsa, Oklahoma 74119
                 Attention: Garry D. Smith
                 Telecopy: (918) 560-4900
         with copies to:

                 Albright & Rusher
                 2600 Boatmen's Center
                 15 West Sixth Street
                 Tulsa, Oklahoma 74119
                 Attention: Kenneth F. Albright, Esq.

         (B)     If to the Bank:

                 Christiania Bank
                 New York Branch
                 11 West 42nd Street, 7th Floor
                 New York, New York 10036
                 Attention: Energy and Natural Resources
                 Telecopy: (212) 827-4888

         with copies to:

                 Graham & James LLP
                 885 Third Avenue
                 New York, New York 10022
                 Attention: Elwood F. Collins, Jr., Esq.

         8.2. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and, in the case of an amendment, the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8.3. INDEMNIFICATION. The Company hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, or reasonable costs or expenses which the Bank may incur or which may be claimed against the Bank by any person:

                 (a) by reason of or in connection with the execution, delivery or performance or default thereof of this Agreement or any transaction contemplated hereby (except to the extent indemnification pursuant to this paragraph would be inconsistent with any exclusion from indemnification pursuant to the following paragraph of this
         Section 8.3); or

                 (b) by reason of or in connection with the execution and delivery of, or payment or failure to make payment under, any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Bank pursuant to this Section 8.3(b) for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or negligence of the Bank in determining whether a certificate presented under the Letter of Credit complied with the terms of the Letter of Credit, or
         (ii) the Bank's wrongful failure to make lawful payment under the Letter of Credit after the presentation to it by the Beneficiary of a certificate strictly complying with the terms and conditions of the Letter of Credit.

         Nothing in this Section 8.3 is intended to limit the obligations of the Company contained in Section 2. The obligations of the Company under this
Section 8.3 shall survive any termination of this Agreement.

         8.4. LIABILITY OF THE BANK. The Company assumes all risks of the acts or omissions of the Beneficiary and any transferee of any Letter of Credit with respect to its use of the Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of the Beneficiary or any transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit; provided that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit, or (ii) the Bank's negligence in failing to make or willful failure to make lawful payment under the Letter of Credit after the presentation to it by the Beneficiary of a certificate strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         8.5. COSTS AND EXPENSES. The Company agrees to pay on demand all reasonable costs and out-of-pocket expenses (including reasonable counsel fees and expenses) in connection with (i) the negotiation of this Agreement and the issuance of the Letters of Credit, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(iii) the enforcement of this Agreement or any other documents which may be delivered in connection with this Agreement, and (iv) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letters of Credit.

         8.6. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein, in the Letters of Credit or in any of its rights or security hereunder to any Federal Reserve Bank or, with the written consent of the Company, which consent shall not be unreasonably withheld, to any other financial institution.

         8.7. SUPERSEDING AGREEMENT. This Agreement supersedes any commitment letters or other agreements between the Bank and the Company prior to the date hereof relating to the subject matter hereof.

         8.8. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         8.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or in this Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

         8.10. Consent to Jurisdiction; Waiver of Trial by Jury. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF RECORD OF THE STATE OF NEW YORK OR THE COURTS OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK; (II) CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (III) WAIVES ANY OBJECTION WHICH IT MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF SUCH COURTS; AND IN ANY ACTION HEREUNDER THE BORROWER AND THE BANK WAIVE THE RIGHT TO DEMAND A TRIAL BY JURY.

         8.11. HEADINGS. The headings of the Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. References in this Agreement to Sections are references to Sections of this Agreement, unless expressly stated to the contrary.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                      CONTINENTAL NATURAL GAS, INC.


                                      By
                                        ----------------------------------
                                        Name:
                                        Title:


                                      CHRISTIANIA BANK,
                                            NEW YORK BRANCH


                                      By
                                        ----------------------------------
                                        Name:
                                        Title:


                                      By
                                        ----------------------------------
                                        Name:
                                        Title:

                                                                       EXHIBIT A

                        [Letterhead of Christiania Bank]

                                                                          [DATE]
                                         Irrevocable Letter of Credit No. [LOC#]

[BENEFICIARY]
_____________________
_____________________


Gentlemen:

         The undersigned, Christiania Bank, a bank organized under the laws of Norway (the "Bank"), acting through its New York Branch, hereby establishes, at the request and for the account of [ACCOUNT PARTY] (the "Account Party"), in your favor, its Irrevocable Letter of Credit No. [LOC#] in the amount of ___________________ U.S. Dollars ($_______________) (the "Stated Amount"),
pursuant to that certain Letter of Credit and Reimbursement Agreement, dated as of December 27, 1996, as amended from time to time (the "Reimbursement Agreement"), between the Account Party and the Bank.

         We hereby irrevocably authorize you to draw on us, in accordance with the terms and conditions hereof, in one or more drawings from time to time, an aggregate amount, in United States Dollars, not exceeding the Stated Amount, with respect to the payment when due of money due and owing to you under that certain _____________, dated as of _____, 19__, between the Account Party and you. Each drawing honored by the Bank hereunder shall automatically reduce pro tanto the amount available to be drawn hereunder by subsequent drawings. A drawing under this Letter of Credit is available to you against your properly endorsed sight draft drawn on and presented to the Bank, stating on its face "Drawn under Christiania Bank, New York Branch, Irrevocable Letter of Credit No. [LOC#]" and accompanied by your written and completed certificate, signed by one who purports to be your duly authorized officer, containing one of the following statements:

                 1. "[ACCOUNT PARTY] (the "Account Party") is in default in the payment of money due and owing [BENEFICIARY] (the
         "Beneficiary") under that certain ____________, dated as of ________, 199__, between the Account Party and the Beneficiary, in the amount of at least the face amount of the accompanying draft."

                                       OR

                 2. "You have advised us in writing that the Letter of Credit referred to in the accompanying draft is being terminated by reason of the occurrence and continuance of an 'Event of Default' under the Reimbursement Agreement (as defined in the Letter of Credit)."

                                       OR

                 3. "(A) [ACCOUNT PARTY] (the "Account Party") has not completed its obligations under that certain ____________, dated as of ________, 199__, between the Account Party and the Beneficiary, and
         (B) you have not advised us in writing at least 30 days prior to the expiration date of the Letter of Credit referred to in the accompanying draft that such Letter of Credit has not been extended for at least one year from the date of expiration thereof."

         A sight draft which exhausts funds drawable hereunder must be accompanied by this Letter of Credit.

         Demand for payment may be made by you under this Letter of Credit, at any time during the business hours of the Bank on a Business Day, at its New York Branch located at 11 West 42nd Street, 7th Floor, New York, New York 10036 (or at any other office in the City of New York, New York that may be designated by the Bank by written notice delivered to you). As used in this Letter of Credit, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which banks in the City of New York, New York are authorized or required by law or executive order to close.

         This Letter of Credit shall expire at the close of business of the Bank at its New York Branch on the earliest to occur of the following dates (the "Termination Date"): (i) ________, 199__; and (ii) the date on which no further amount is available to be drawn under this Letter of Credit.

         This Letter of Credit is not transferable in whole or in part. Only you may make a drawing under this Letter of Credit. Upon the payment to you, in accordance with your payment instructions, of the amount specified in any draft drawn under this Letter of Credit, we shall be fully discharged of our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft, to you or to any other person.

         This Letter of Credit shall be governed by the laws of the State of New York including, without limitation, Article 5 of the Uniform Commercial Code as in effect in the State of New York, and shall also, to the extent not inconsistent with such Code, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

         This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Reimbursement

Agreement), except for the drafts and the certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such drafts and certificates.


                                        Very truly yours,

                                        CHRISTIANIA BANK,
                                               NEW YORK BRANCH

                                        By:
                                           -----------------------------
                                        Title: